                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials                     [ ]  Soliciting Material Pursuant to sec.
                                                              240.14a-11(c) or sec. 240.14a-12

                               STM Wireless, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               STM WIRELESS, INC.
                                   ONE MAUCHLY
                            IRVINE, CALIFORNIA 92618


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 17, 1998


TO THE STOCKHOLDERS OF STM WIRELESS, INC.:

        The 1998 Annual Meeting of Stockholders of STM Wireless, Inc. (the "Company") will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on September 17, 1998, at 10:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

        (1) To elect the following seven (7) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

        Emil Youssefzadeh      Frank T. Connors        Lawrence D. Lenihan, Jr.
        Jack F. Acker          Chan Kien Sing          Guy W. Numann
                               Dr. Ernest U. Gambaro

        (2) To ratify an amendment to the Company's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan -- 1992 to increase the number of shares subject thereto by 900,000 to a total of 1,750,000;

        (3) To ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending December 31, 1998; and

        (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on August 14, 1998 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         Emil Youssefzadeh
                                         Chief Executive Officer and Secretary

August 17, 1998

        YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                               STM WIRELESS, INC.
                                   ONE MAUCHLY
                            IRVINE, CALIFORNIA 92618

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                  INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of STM Wireless, Inc., a Delaware corporation ("STM" or the "Company"), for use at its 1998 Annual Meeting of Stockholders ("Annual Meeting") to be held on September 17, 1998, at 10:00 A.M., at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about August 17, 1998. The Company has retained the services of U.S. Stock Transfer Corporation to assist in soliciting proxies from brokers and nominees for the Annual Meeting. The estimated costs for these services is $3,500 and will be borne by the Company. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

        Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, STM Wireless, Inc., One Mauchly, Irvine, California 92618 in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" ratification of the amendment of the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan--1992 and "FOR" the ratification of KPMG Peat Marwick LLP as the Company's independent auditors.

                                VOTING SECURITIES

        The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on August 14, 1998 (the "Record Date") will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 7,042,204 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $0.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

        All stockholders entitled to vote at the Annual Meeting may cumulate their votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes as shall equal the number of votes which the stockholder would be entitled to cast for the election of directors with respect to the stockholder's shares of stock multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as the stockholder may see fit. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies and a stockholder must give notice at the meeting prior to voting of the stockholder's intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes. Otherwise, the proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes so as to elect the maximum number of nominees.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        Currently, there are seven (7) members of the Board of Directors. On May 7, 1998 the Board of Directors approved an increase in the authorized number of directors from six (6) to seven (7) and Jack F. Acker was elected by the Board of Directors to fill the vacancy resulting from such increase until the next annual stockholders' meeting. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven
(7) nominees named below. Emil Youssefzadeh, Jack F. Acker, Frank T. Connors, Chan Kien Sing and Dr. Ernest U. Gambaro are nominees that are presently directors of the Company. Dennis Elliott and Diane Walker are not standing for reelection to the Board of Directors and are resigning from the Board of Directors as of September 17, 1998.

        If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

        Under Delaware law, the seven (7) nominees receiving the highest number of votes will be elected as directors at the annual meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

        The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

            NAME                    AGE              POSITION WITH THE COMPANY
            ----                    ---              -------------------------
      Emil Youssefzadeh              45      Chief Executive Officer, Secretary and
                                             Chairman of the Board
      Jack F. Acker                  51      President--STM Network Systems Division and
                                             Director
      Frank T. Connors               64      President--DTPI and Vice-Chairman of the Board
      Chan Kien Sing                 42      Director
      Dr. Ernest U. Gambaro          59      Director
      Lawrence D. Lenihan, Jr.       33      Director Nominee
      Guy Numann                     66      Director Nominee

        Emil Youssefzadeh, 45, is the founder of the Company. He has been a director of the Company and has served as its President since he founded the Company in January 1982, and has served as Chief Executive Officer from January 1982 to June 1988 and since January 1991. From January 1979 until founding the Company, Mr. Youssefzadeh was a satellite research engineer with Hughes Aircraft Company where his projects included design of satellite communications systems and satellite earth stations. He also was a member of the team responsible for communications system engineering for the Intelsat-VI spacecraft.

        Jack F. Acker, 51, has been President of STM's Network Systems Division since January 1998 and a director of the Company since May 1998. Mr. Acker was President and Chief Executive Officer of Telecom International, Inc. ("TI") when TI was acquired by the Company in December of 1997. From 1984 to 1993, Mr. Acker was Corporate Senior Vice President and President of the Network Systems Group at Scientific Atlanta, a large satellite communications systems company. From 1968 to 1984, Mr. Acker was responsible for developing communications systems at Harris Corporation.

        Frank T. Connors, 64, has been a director of the Company since June 1988, and served as its Chairman of the Board of Directors from June 1988 to September 1993, and as its Chief Executive Officer from June 1988 to January 1991. Since October 1, 1994, Mr. Connors has been Vice Chairman of the Board of Directors of the Company. From October of 1994 to January 1998, Mr. Connors was Executive Vice President of the Company. Since January 1998, Mr. Connors has served as President of Direc-To-Phone International, Inc., the Company's fixed station satellite telephony service subsidiary. From December 1982 to January 1988, Mr. Connors was the Chief Executive Officer of Doelz Networks, a manufacturer of packet switching equipment. From 1979 to 1981, Mr. Connors was Group Vice President of Northern Telecom's Computer Systems Group. Mr. Connors is currently a director of DISC, Inc. (NASDAQ NMS: DCSC; DCSCW), an optical computer storage manufacturing Company located in northern California.

        Chan Kien Sing, 42, has been a director of the Company since March 1998. Mr. Chan is a member of the Malaysian Association of Certified Public Accountants and Malaysian Institute of Accountants. In 1993, Mr. Chan was appointed to the Board of Berjaya Group Berhad. Mr. Chan joined Berjaya in 1989 as General Manager, Investment. Mr. Chan is a director of various subsidiary companies under the Berjaya Group of companies in Malaysia. He is also a director in several foreign-based companies such as Berjaya Holding (HK) Ltd., a company listed on the Hong Kong Stock Exchange, and International Lottery & Totalizator Systems, Inc. a company listed on the NASDAQ stock market.

        Dr. Ernest U. Gambaro, 59, has been a director of the Company since March 1997. In 1988, Dr. Gambaro directed the formation of Infonet Services Corporation and has since served as its Vice President, General Counsel and Secretary. Infonet Services Corporation operates the world's largest value added international data communication network with offices in 58 countries. Prior to 1988, Dr. Gambaro was Assistant General Counsel for Computer Sciences Corporation focusing on the Company's international, acquisition and divestiture activities. Between 1962 and 1975, Dr. Gambaro directed programs at The Aerospace Corporation relating to the conceptual, definition and implementation of advanced technology systems for space.

        Lawrence D. Lenihan, Jr., 33, is a principal at Dawson-Samberg Capital Management, Inc. and has been a managing member of the general partner of Pequot Private Equity Fund, L.P. since February 1997. From August 1993 to October 1996, Mr. Lenihan was a principal at Broadview Associates, LLC. He currently serves as a director of Direc-To-Phone International, Inc., Digital Generation Systems, Inc., Trikon Technologies, Inc. and Sanctuary Woods Multimedia Corporation.

        Guy Numann, 66, was the President of the Communications Sector of Harris Corporation from 1989 until his retirement in 1997. From 1962 to 1989, Mr. Numann served in various capacities in the Communications Sector and Two Way Radio Division of Harris Corporation.

OTHER EXECUTIVE OFFICERS

        Mohammad H. Farzin, 47, has been Executive Vice President of the Company since January 1998. From January 1993 to January 1998, Mr. Farzin was the Company's Vice President for Technology and Business Development. From January 1990 to January 1993, Mr. Farzin was the Company's Manager of Systems Engineering.

        Michael Lindsay, 41, has been a corporate officer and Chief Operating Officer of Direc-To-Phone International, Inc., the Company's fixed station satellite telephony services provider since January 1998. Mr. Lindsay was Chief Operating Officer of the Company from July 1994 until January 1998. From January 1993 to March 1994, Mr. Lindsay served as Chief Operating Officer of Numedia Corporation, a software developer. From September 1988 to October 1992, Mr. Lindsay held various officer positions at Dowty Communications, Inc., a company specializing in data communications, including President, Executive Vice President and Vice President - Finance Operations.

        Joseph J. Wallace, 38, has been Vice President-Finance and Chief Financial Officer of the Company since March 1997. From April 1994 to March 1997, Mr. Wallace was Corporate Controller of MAI Systems Corporation, a publicly held worldwide provider of total information system solutions. From 1990 to 1993, Mr. Wallace was Controller and Chief Financial Officer of Simmons Magee, PLC, a British based value added reseller of computer products and services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1997 and 1996, the Company contracted with Gulf Communications International, Inc. ("GCI") in the normal course of business to provide installation services. Until June 1998, Jack Acker, President of STM's Network Systems Division and a director of the Company, served as the Chairman of the Board and was a 50% owner of GCI. In June 1998, Mr. Acker sold his interest in GCI. Total purchases by the Company from GCI were approximately $720,000 and $469,990 in 1997 and 1996, respectively.

        In December 1997, the Company entered into an Agreement and Plan of Merger with Telecom International, Inc. ("TI") pursuant to which TI merged with and into a wholly-owned subsidiary of the Company. Under the terms of the acquisition, the Company issued 480,000 shares of its Common Stock to TI's former stockholders, including Jack Acker, who received 260,458 shares of the Company's Common Stock as a result of the acquisition.

        In March 1998, the Company completed a $10 million equity offering of common stock of the Company and mandatory redeemable preferred stock of Direc-To-Phone International, Inc. ("DTPI"), the Company's subsidiary, to Pequot Private Equity Fund L.P. ("Pequot"), the private investment vehicle of Dawson-Samberg Capital Management, Inc ("Dawson-Samberg"). Through the transaction, Pequot acquired 571,429 shares in the Company and an interest in DTPI. Dawson-Samberg is the beneficial owner of these shares. In addition, Dawson-Samberg and its affiliates have purchased 182,500 shares of the Company in the open market. Coinciding with the equity offering, two officers of Dawson-Samberg, including Lawrence D. Lenihan, Jr., a nominee to the board of directors of the Company, were appointed to DTPI's board of directors.

BOARD MEETINGS AND ATTENDANCE

        The Board of Directors of the Company held meetings during the fiscal year ended December 31, 1997. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee is presently comprised of three (3) directors selected by the Board of Directors of the Company. The members of the Audit Committee are currently Dennis Elliott, Dianne Walker and Frank Connors. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held three meetings during the fiscal year ended December 31, 1997.

        The Compensation and Stock Option Committee is presently comprised of three (3) directors selected by the Board of Directors of the Company. The members of the Compensation and Stock Option Committee are currently Dr. Ernest
U. Gambaro, Dennis Elliott and Diane Walker. The functions of the Compensation and Stock Option Committee include advising the Board of Directors on officer and employee compensation and administering the Company's stock option plans. The Board of Directors, based on input from the Compensation and Stock Option Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation and Stock Option Committee held three meetings during the fiscal year ended December 31, 1997.

        The Board of Directors does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation received for the fiscal year ended December 31, 1997, by the Company's Chief Executive Officer and its other most highly compensated executive officers (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                          Compensation
                                               Annual Compensation           Awards -
                                             ----------------------   Securities Underlying     All Other
Name and Principal Position        Year      Salary           Bonus           Options         Compensation(2)
---------------------------        ----      ------           -----   ---------------------   ---------------
Emil Youssefzadeh                  1997     $239,698            --          10,000 (3)            33,020
  President and Chief              1996      219,448            --          10,000 (4)            33,020
  Executive Officer                1995      222,883            --              --                33,000

Frank Connors                      1997      165,577            --          15,000 (5)              --
  Executive, VP                    1996      150,000            --          10,000 (4)              --
  Vice President &                 1995      150,000            --           5,000 (4)              --
  President, DTPI

Michael Lindsay                    1997      160,169            --              --                  --
  Corporate Officer &              1996      148,440            --              --                  --
  Chief Operating                  1995      143,554            --              --                  --
  Officer, DTPI

Joseph Wallace (1)                 1997       95,673            --          25,000                  --
  VP, Finance & Chief
  Financial Officer

-----------------
(1)  Mr. Wallace commenced employment with the Company in March 1997.

(2)  During 1997, 1996 and 1995 amounts represent $33,020, $33,020 and $33,000, respectively, of automobile allowance and expenses paid by the Company for the benefit of the Chief Executive Officer.

(3) Includes regrant of 10,000 options on March 20, 1997 in connection with the Company's option cancellation/regrant program.

(4) These options were cancelled on March 20, 1997 in connection with the Company's option cancellation/regrant program.

(5) Includes regrant of 15,000 options on March 20, 1997 in connection with the Company's option cancellation/regrant program.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                        % of                                           Potential
                                        Total                                     Realizable Value at
                                       Options                                      Assumed Annual
                         Number of     Granted                                      Rates of Stock
                         Securities       to      Exercise                        Price Appreciation
                         Underlying   Employees   of Base                         for Option Term(3)
                          Options     in Fiscal   Price                           ------------------
Name                      Granted      Year(1)   ($/Share)   Expiration Date(2)     5%         10%
----                     ----------   ---------  ---------   ------------------   -------   --------
Emil Youssefzadeh.....   10,000 (4)     1.85%     $7.125         05/02/06         $44,809   $113,554

Frank Connors.........   10,000 (4)     1.85       7.125         05/02/06          44,809    113,554
                          5,000 (5)      .93       7.125         09/30/04          22,404     56,777

Joseph Wallace........   25,000         4.63       7.125         03/11/07         112,021    283,885

---------------
(1) Options to purchase an aggregate of 539,850 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 1997. Included were 332,850 options granted to replace a like number of options cancelled in connection with the Company's cancellation/regrant program.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment or service to the Company.

(3) Based on fair market value, in accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that the rates of annual compound stock appreciation assumed will be achieved.

(4) Regrant of 10,000 options on March 20, 19987 in connection with the Company's option cancellation/regrant program.

(5) Regrant of 5,000 options on March 20, 1997 in connection with the Company's option cancellation/regrant program.

        The Company implemented an option cancellation/regrant program for directors, executive officers, and all other employees holding stock options with an exercise price per share in excess of the market value of STM's common stock at the time the cancellation/regrant occurred. Optionees who accepted the repricing agreed that the re-granted options would vest ratably over a period one year longer than the vesting period of the options cancelled. The program was effected on March 20, 1997 and 332,850 options in excess of $7.125 per share were cancelled and 332,850 new options were granted with an exercise price of $7.125.

        The following table sets forth information regarding option repricings for all Named Executive Officers with respect to each of the Company's Named Executive Officers who participated in the option cancellation/regrant program effective March 20, 1997.

                            10-YEAR OPTION REPRICINGS

                                   Number of     Market                               Length of
                                  Securities    Price of    Exercise                   Original
                                  Underlying    Stock at    Price at       New        Option Term
                                   Options      Time of      Time of     Exercise    Remaining at
Name                    Date       Repriced    Repricing    Repricing     Price    Date of Repricing
----                   -------   -----------  ----------    ---------    --------  -----------------
Emil Youssefzadeh.     3/20/97      10,000        $7.125     $12.125      $7.125   9 years, 1 month

Frank Connors.....     3/20/97      10,000         7.125      12.125       7.125   9 years, 1 month
                       3/20/97       5,000         7.125       9.875       7.125   7 years, 6 months

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                Number of Securities         Value of Unexercised
                                                Underling Unexercised        in-the-Money Options
                      Shares                  Options at Fiscal Year-End     at Fiscal Year-End(1)
                     Acquired      Value      ---------------------------  --------------------------
Name                on Exercise  Realized(1)  Exercisable  Unexercisable   Exercisable  Unexercisable
----------------    -----------  -----------  -----------  --------------  -----------  -------------
Emil Youssefzadeh.       --        $ --          3,334          6,666       $ 4,584       $ 9,166
Frank Connors.....       --          --          8,334          6,666        11,459         9,166
Michael Lindsay...       --          --         60,000         40,000        82,500        55,000
Joseph Wallace....       --          --             --         25,000            --        34,375

------------------
(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 1997 on the Nasdaq National Market was $8.50.

DIRECTOR'S FEES

        The Chairman of the Board of Directors received an annual retainer at the rate of $48,000, and each of the outside directors received an annual retainer at the rate of $15,000 for services rendered in his or her capacity as a director of the Company. Accordingly, during 1997, Mr. Elliott received $48,000, Ms. Walker received $15,000, Mr. Tan received $15,000 and Mr. Gambaro received $11,250 (as he joined the Company's Board in March 1997) for their services as outside directors of the Company. The Company's outside directors were also reimbursed for expenses incurred for meetings of the Board of Directors which they attended.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Based solely upon its review of the copies of reports furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1997.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.


                                                  Amount and Nature of
Name and Address of Beneficial Owners            Beneficial Ownership (1)        Percent of Class
-------------------------------------            ------------------------        ----------------
Emil Youssefzadeh (1).........................        1,322,922                       18.4%
  STM Wireless, Inc.
  One Mauchly
  Irvine, California  92618

Berjaya Group (Cayman), Ltd. (2)..............        1,221,294                       17.0%
  Level 17, Shazan Prudential Tower
  30 Jalan Sultan Ismail
  50250 Kuala Lumpur, Malaysia

Kien Sing Chan (3)............................        1,221,294                       17.0%
  Level 17, Shazan Prudential Tower
  30 Jalan Sultan Ismail
  50250 Kuala Lumpur, Malaysia

Dawson-Samberg Capital Management, Inc. (4)...          753,929                       10.5%
  354 Pequot Avenue,
  Southport, CT 06490

Lawrence D. Lenihan, Jr. (4)..................          753,929                         *
Guy Numann....................................                0                         *
Jack F. Acker.................................          260,458                        3.6%
Frank T. Connors  (5).........................          189,747                        2.6%
Dennis W. Elliott (6).........................           24,000                         *
Dianne C. Walker (7)..........................           27,308                         *
Dr. Ernest U. Gambaro (8).....................            5,000                         *
Michael Lindsay (9)...........................           80,000                        1.1%
Joseph Wallace (10)...........................            6,250                         *

All Directors and Executive Officers                  3,890,908                       54.1%
  as a group (11 persons) (1) (3)(4)..........

--------------
 *      Less than 1%

(1) Includes 249,000 and 244,020 shares held by Kamil Youssefzadeh and Shafigh Youssefzadeh, respectively, who are brothers of Emil Youssefzadeh, for which Emil Youssefzadeh has voting rights. Accordingly, Emil Youssefzadeh is deemed to share beneficial ownership of these shares. Further, includes 6,667 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(2) According to a report filed with the Securities and Exchange Commission, Berjaya Group (Cayman), Ltd. ("Berjaya Cayman") is a wholly-owned subsidiary of, and is controlled by, Berjaya Group Berhad ("Berjaya"), a Malaysian corporation, whose principal offices are located at Level 17, Shazan Prudential Tower, 30 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia. Accordingly, Berjaya may be deemed to beneficially own such shares. However, Berjaya disclaims such beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended.

(3) Consists of shares held by Berjaya Cayman. Mr. Chan is Group Executive Director of Berjaya and, accordingly, may be deemed to beneficially own such shares. However, Mr. Chan disclaims such beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended.

(4) At March 31, 1998, Dawson-Samberg beneficially owned 753,929 shares in the Company. 571,429 shares were acquired through its Pequot Private Equity Fund L.P. Mr. Lenihan is a principal at Dawson-Samberg and, accordingly, may be deemed to beneficially own such shares. However, Mr.
        Lenihan disclaims such beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended.

(5) Inclusive of 11,667 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(6) Inclusive of 20,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(7) Inclusive of 20,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(8) Inclusive of 5,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(9) Inclusive of 80,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(10) Inclusive of 6,250 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

        The following report is submitted by the Compensation and Stock Option Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation and Stock Option Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended December 31, 1997.

        The Compensation and Stock Option Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The Compensation and Stock Option Committee met three times in 1997 and is presently comprised entirely of Dr. Ernest U. Gambaro, Dennis Elliott and Diane Walker.

COMPENSATION POLICIES AND OBJECTIVES

        In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation and Stock Option Committee is guided by three basic principles:

        o The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

        o Annual executive compensation in excess of base salaries should be tied to individual and Company performance.

        o The financial interests of the Company's executive officers should be aligned with the financial interest of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's Common Stock.

        Salaries and Employee Benefit Programs. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries, and health care and other employee benefit programs, to its executives and other key employees that are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the local geographic area.

        In recommending salaries for executive officers, the Compensation and Stock Option Committee (i) reviews the historical performance of the executives and (ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group. Many, though not all, of these competing businesses, that have securities which are publicly traded, are included in the S&P Communication - Equipment Manufacturer Index used in the Stock Performance Graph on page 14 of this Proxy Statement. Another factor which is considered in recommending salaries of executive officers is the cost of living in Southern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

        In order to retain qualified management personnel, the Company has followed the practice of seeking to promote executives from within the Company whenever practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

        Performance-Based Compensation. The Board of Directors believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. Nevertheless, the Company provides a merit bonus in cash or stock options to executives and key employees which is dependent on the Company's achievements and the direct contributions made by each executive and other key employees. Accordingly, at the beginning of each fiscal year, the Company establishes short term and long term plans, and at the end of the fiscal year, the collective and individual contributions of the executives to the Company's achievements are evaluated. Cash bonuses are awarded if the Company achieves or exceeds the earnings goal established for the fiscal year and are limited to amounts ranging from five percent (5%) to fifty percent (50%) of an executive's base salary.

        The earnings goal is established on the basis of the annual operating plan developed by management and approved by the Board of Directors. The annual operating plan, which is designed to maximize profitability within the constraints of economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance for the prior fiscal year; (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors which, based on historical experience, or expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; (iv) competitive conditions faced by the Company; and (v) additional expenditures beyond prior fiscal years in expansion or research and development toward growth of the Company's business in future fiscal years. By taking all of these factors into account, including market conditions, the earnings goal in the annual operating plan is determined.

        In certain instances, bonuses are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for any executive's efforts in achieving greater than anticipated cost savings, or completing a new product on target.

        As a result of this performance-based merit bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

        Stock Options and Equity-Based Programs. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options to its executive officers and other key employees on a periodic basis, taking into account the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefit all stockholders. Moreover, the Compensation and Stock Option Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a three to five-year period. The Compensation and Stock Option Committee believes that this feature of the option grants not only provides an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options.

FISCAL YEAR 1997 COMPENSATION

        The salaries of the Named Executive Officers increased slightly over the salaries paid in fiscal 1996 as a result of cost of living increases, and since the Company did not meet the earnings goals established of the year, no bonus payments were made to any of the Named Executive Officers for the year ended December 31, 1997.

        The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1998 will exceed the $1 million limit per officer. The Company's Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan - 1992 is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                             The Compensation Committee of the
                                             Board of Directors

                                             Dr. Ernest U. Gambaro
                                             Dennis Elliott
                                             Diane Walker

        Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph on page 14 shall not be incorporated by reference into any such filings.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1997, the Company's Board of Directors established the levels of compensation for the Company's executive officers. Emil Youssefzadeh, a director and the President and Chief Executive Officer of the Company, and Frank Connors, the Vice Chairman and the Executive Vice President of the Company participated in the deliberations of the Board regarding executive compensation, but did not participate in proceedings or decisions of the Board of Directors regarding their compensation.

                             STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the S&P Communications-Equipment/Manufacturer Index and the Nasdaq Stock Market -- US Index for the period commencing December 31, 1992 and ended on December 31, 1997.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG STM WIRELESS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE S & P COMMUNICATIONS EQUIPMENT INDEX

                                                        CUMULATIVE TOTAL RETURN
                                   -----------------------------------------------------------------
                                   12/92        12/93       12/94       12/95      12/96      12/97
                                   ------       ------      ------      ------     ------     ------
STM Wireless, Inc.                 100.00        65.52      135.63      177.01      64.37      78.16
NASDAQ Stock Market (U.S.)         100.00       114.79      112.21      158.69     195.18     239.48
S & P Communications Equipment     100.00        92.20      109.74      164.24     192.36     250.62

                                  PROPOSAL TWO

      RATIFICATION OF THE AMENDMENT TO THE 1992 PLAN TO INCREASE THE TOTAL
                      NUMBER OF SHARES ISSUABLE THEREUNDER


INTRODUCTION

        The Board of Directors adopted and the stockholders of the Company originally approved the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan -- 1992 (the "1992 Plan") in January 1992. The Board of Directors amended the 1992 Plan on May 7, 1998 to increase the aggregate authorized number of shares of Common Stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1992 Plan, bringing the total number of shares of Common Stock subject to the 1992 Plan to 1,750,000.

        WHILE THE AMENDMENT TO THE 1992 PLAN WAS MADE EFFECTIVE IMMEDIATELY AND IS NOT CONDITIONED ON ITS APPROVAL BY THE STOCKHOLDERS OF THE COMPANY, THE COMPANY IS REQUESTING RATIFICATION OF THE AMENDMENT BY THE STOCKHOLDERS OF THE COMPANY. IF THE STOCKHOLDERS OF THE COMPANY DO NOT RATIFY THE AMENDMENT TO THE 1992 PLAN WITHIN ONE YEAR FROM THE DATE OF THE AMENDMENT, THE 900,000 NEW SHARES ISSUABLE UNDER THE 1992 PLAN WILL NOT BE ELIGIBLE FOR INCENTIVE STOCK OPTION TREATMENT, BUT RATHER, WILL BE TREATED AS NONQUALIFIED STOCK options. Ratification of the amendment to the 1992 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the ratification of the amendment of the 1992 Plan to add 900,000 shares of Common Stock to the pool of shares reserved for issuance thereunder.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE 1992 PLAN.

        The principal features of the 1992 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1992 Plan itself. Copies of the 1992 Plan can be obtained by writing to the Secretary, STM Wireless, Inc., One Mauchly, Irvine, California 92618.

1992 PLAN TERMS

        Prior to the amendment of the 1992 Plan, the 1992 Plan provided for the grant by the Company of options and/or rights to purchase up to an aggregate of 850,000 shares of Common Stock of the Company to its officers, directors, key employees, consultants and other business persons having important business relationships with the Company, or any parent or subsidiary corporation of the Company. As of the Record Date, approximately ten (10) executive officers and directors of the Company and approximately 140 other employees were eligible to participate. The purpose of the 1992 Plan is to enable the Company to attract and retain persons of ability as employees, officers, directors and consultants and to motivate such persons by providing them with an equity participation in the Company. The 1992 Plan expires in January 2002 unless terminated earlier by the Board of Directors.

        The 1992 Plan provides that it is to be administered by the Board of Directors or a committee appointed by the Board. Presently, the Company's Compensation and Stock Option Committee administers the 1992 Plan (the "Administrator"). The Administrator has broad discretion to determine the persons entitled to receive options and/or rights to purchase under the 1992 Plan, the terms and conditions on which options and/or rights to purchase are granted and the number of shares subject thereto. The Administrator also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the 1992 Plan. Such consideration may generally consist of cash or shares of Common Stock of the Company or, in the case of rights to purchase, a promissory note.

        Options granted under the 1992 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, or "nonqualified stock options," as determined by the Administrator. Options may be granted under the 1992 Plan for terms of up to ten (10) years. The exercise price of options and the purchase price of rights to purchase must be at least equal to the fair market value of the Common Stock of the Company as of the date of grant. No optionee may be granted incentive stock options under the 1992 Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. Options granted under the 1992 Plan to officers, employees, directors, or consultants of the Company generally may be exercised only while the optionee is employed or retained by the Company or within three months to one year after termination for any reason, with the exact date of expiration to be determined by the Administrator.

        Upon the occurrence of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the Company's assets and certain other similar events (a "Change-of-Control Event"), the 1992 Plan provides that the 1992 Plan itself and all outstanding options shall terminate unless provision is made in writing for the continuance of the 1992 Plan and for the assumption of outstanding options and rights to purchase previously granted. If provision for the assumption of outstanding options and rights to purchase is not made in connection with a Change-of-Control Event, then notice shall be provided to all participants and all outstanding options and rights to purchase shall be accelerated. In the event that the outstanding shares of Common Stock while the 1992 Plan is in effect are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend or of another change in the corporate structure of the Company, appropriate adjustments will be made by the Board of Directors to the aggregate number and kind of shares subject to the 1992 Plan and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and rights to purchase in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or rights to purchase.

        Payment for shares upon exercise of an option or upon issuance of restricted stock must be made in full at the time of exercise, or issuance with respect to restricted stock. The form of consideration payable upon exercise of an option or purchase of restricted stock shall, at the discretion of the Administrator, be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase, (iii) by the issuance of a promissory note acceptable to the Administrator; or (iv) pursuant to other methods described in the 1992 Plan.

        As of the Record Date, options to purchase an aggregate of 1,213,950 shares of Common Stock (net of canceled options) have been granted under the 1992 Plan to the following persons or groups: (i) Emil Youssefzadeh, 10,000 shares; (ii) Jack Acker, 100,000 shares; (iii) Mohammad Farzin, 202,000 shares;
(iv) Frank Connors, 15,000 shares; (v) Michael Lindsay, 100,000 shares; (vi) Joseph Wallace, 25,000 shares; (v) all current executive officers (as a group), 452,000 shares; and (vi) all other employees who are not executive officers (as a group), 761,950 shares. On June 8, 1997, (A) Jack Acker was granted 100,000 options under the 1992 Plan, of which 44,000 options are intended to qualify as incentive stock options and (B) Mohammad Farzin was granted 100,000 options under the 1992 Plan, of which 44,000 options are intended to qualify as incentive stock options. As described above, If the stockholders of the Company do not ratify the amendment to the 1992 Plan within one year from the date of the amendment, the 900,000 new shares issuable under the 1992 Plan will not be eligible for Incentive Stock Option treatment, but rather, will be treated as Nonqualified Stock Options. Accordingly, unless the stockholders of the Company ratify the amendment to the 1992 Plan, the 44,000 options granted to each of Messrs. Acker and Farzin will receive nonqualified tax treatment, rather than incentive stock option tax treatment.

FEDERAL TAX CONSEQUENCES

        The following is a brief summary of the tax effects under the Code that may accrue to participants in the 1992 Plan.

        Incentive Stock Options. No taxable income will be recognized by an optionee under the 1992 Plan upon either the grant or the exercise of an incentive stock option; provided the optionee holds the stock for at least two years after the grant of the options and one year after the exercise of the option. If an incentive stock option is exercised more than three months after termination, except for death or disability, it will be treated as the exercise of a nonqualified stock option as described below. The Company receives no tax deduction from the exercise of incentive stock options granted unless the optionee fails to meet the holding requirements set forth above. Any gain or loss as a result of a sale or other disposition of shares acquired upon the exercise of an incentive stock option will be treated as capital gain.

        Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied.

        Restricted Stock. The receipt of restricted stock will not result in a taxable event until the applicable period(s) of restriction lapse, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of grant. If a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of grant over the amount paid for such shares. If no amount is paid for such shares, the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of the grant. Even if the amount paid and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. If no Section 83(b) election is made, a taxable event will occur on each date the participant's ownership rights vest (i.e., when the period(s) of restriction lapse) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected KMPG Peat Marwick LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        KPMG Peat Marwick LLP has audited the Company's financial statements annually since fiscal year 1991. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the 1999 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than November 30, 1998 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

        On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to the Company's 1999 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by February 15, 1999, the Company will be allowed to use its discretionary voting authority as outlined above.

                                  OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                           By Order of the Board of Directors


                                           /s/ EMIL YOUSSEFZADEH
                                           -------------------------------------
                                           Emil Youssefzadeh
                                           Chief Executive Officer and Secretary

August 17, 1998

        The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1997 is being mailed concurrently with this Proxy Statement to all stockholders of record as of August 14, 1998. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

        COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, STM WIRELESS, INC., ONE MAUCHLY, IRVINE, CALIFORNIA 92618.

                               STM WIRELESS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR ANNUAL MEETING -- SEPTEMBER 17, 1998

    The undersigned shareholder of STM Wireless, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated August 17, 1998, and the undersigned revokes all prior proxies and appoints Emil Youssefzadeh, Frank Connors and Joe Wallace, and each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California at 10:00 a.m. on September 17, 1998 and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1. ELECTION OF SEVEN DIRECTORS:
     [ ]  FOR all nominees listed below                               [ ]  WITHHOLD AUTHORITY
          (except as marked to the contrary below)                         to vote for all nominees listed below

Emil Youssefzadeh, Jack F. Acker, Frank T. Connors, Chan Kien Sng, Dr. Ernest U.
              Gambaro, Lawrence D. Denihan, Jr. and Guy W. Numann

  (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

2. Ratification of amendment to Company's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan -- 1992:

           [ ]  FOR ratification            [ ]  AGAINST ratification

3. Ratification of appointment of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending December 31, 1998:

           [ ]  FOR ratification            [ ]  AGAINST ratification

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR.

                                          Dated this ____ day of ________ , 1998

                                          --------------------------------------
                                          Signature of Stockholder

                                          --------------------------------------
                                          Signature of Stockholder

                                          Please sign exactly as your name or
                                          names appear hereon. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If shares are held
                                          jointly, each holder should sign.

                                          PLEASE MARK, SIGN, DATE AND MAIL THIS
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                                        ENVELOPE.